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                                                                   Exhibit 10.44


This Secured Convertible Note has not been registered for sale under the Securities Act of 1933, as amended, or under the laws of any State and may not be offered, sold or transferred in the absence of such registration or an exemption therefrom under said Act.


                        VISTA INFORMATION SOLUTIONS, INC.
                            SECURED CONVERTIBLE NOTE


No. 1                                                          December 17, 1999
$18,700,000.00                                                 Chicago, Illinois


         FOR VALUE RECEIVED, each of the undersigned, VISTA Information Solutions, Inc., a Delaware corporation (the "Parent"), and VISTA DMS, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Purchaser", and together with the Parent, collectively the "Makers" and individually a "Maker"), hereby jointly and severally promises to pay to the order of Moore North America, Inc., a Delaware corporation (together with its successors and assigns, the "Holder"), the principal sum of EIGHTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS ($18,700,000) together with all other amounts due and owing under paragraphs 2, 3.1, 3.3, 10, 11 and other provisions hereof to the Holder in respect of this Secured Convertible Note (as amended, modified or supplemented from time to time, this "Convertible Note") and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) on the unpaid principal balance hereof outstanding from time to time from and including the date hereof until and including the date the principal amount hereof is paid in full at the rate of six and eight-tenths percent (6.80%) per annum (the "Regular Rate"). Accrued and unpaid interest shall be payable in arrears on the first business day of each March, June, September and December commencing with the first business day of March, 2000 and at the Maturity Date (hereinafter defined). The entire principal amount outstanding hereunder, all accrued and unpaid interest thereon and any other amounts payable to the Holder in respect of this Convertible Note not theretofore paid shall be paid on the earlier of
(i) subject to paragraph 2.4 below, the second anniversary of the date hereof (the "Stated Maturity Date") and (ii) acceleration of the maturity of this Convertible Note by the Holder on the occurrence of an Event of Default (defined below) (the earliest of such dates, the "Maturity Date").

         1.  DEFINITIONS.

         1.1. All capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement. In addition, as used herein, the following terms have the meanings set forth below:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or otherwise transferred by the Parent on and after the original date of issue hereof, except (A) shares of Common Stock issued upon conversion of this Convertible Note, (B) shares of Common Stock issued upon conversion of the Preferred Stock or exercise of warrants or options, in each case issued and outstanding on the date hereof, (C) shares of Common Stock to be issued pursuant


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         to employee benefit plans which are either (I) listed on SCHEDULE I hereto or (II) "qualified" plans under the U.S. Internal Revenue Code, as amended, (D) shares of Common Stock issued upon a subdivision, combination or stock dividend of the Common Stock for which an adjustment to the Conversion Price is made pursuant to paragraph 6.1,
         (E) shares of Common Stock issued to lessors and lenders to obtain more favorable economic terms for the Parent with respect to such lease or loan, which are approved by the Parent's Board of Directors, so long as the purchase price of the Common Stock issued to any party and its Affiliates does not exceed $2,000,000, and (F) shares of common stock all of the net proceeds of which are used to repay Indebtedness owed to Holder.

                  "Canadian Collateral Documents" means, collectively, a guarantee and indemnity, a general security agreement, a hypothec on the universality of movable property and a charge/mortgage of land over the property situated at 801 Milner Avenue, Scarborough, Ontario, Canada, each granted by VISTAinfo Canada, Inc. in favor of Moore Corporation Limited and Moore North America, Inc. as of even date herewith as amended, modified or supplemented from time to time."

                  "Common Stock" means the common stock of the Parent, par value $.001 per share.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" (and the lower-case versions of the same) shall have meanings correlative thereto.

                  "Conversion Price" shall mean, at the time of any determination thereof (a) if no adjustments have theretofore been made pursuant to the provisions of paragraph 6 hereof, $5.44, and (b) if any one or more such adjustments have been so made, the amount to which the initial Conversion Price as set forth in (a) shall have been so adjusted pursuant to the terms of this Convertible Note.

                  "Conversion Shares" shall mean shares of Common Stock purchased or purchasable by the Holder upon the conversion of this Convertible Note, in whole or in part.

                  "Convertible Notes" as used herein shall mean this Convertible Note and any other Convertible Notes issued pursuant to the terms and provisions of paragraphs 4(b), 13 or 14 hereof.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities or instruments which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event.

                  "Current Liabilities" shall mean, as of any applicable date, current liabilities on the consolidated balance sheet of Parent and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Indebtedness evidenced by this Convertible Note and the Working Capital Note and all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Parent or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

                  "EBITDA" shall mean, for any period, the consolidated net income of the Parent (excluding any extraordinary cash gains) for such period PLUS, to the extent deducted in determining such consolidated net income, any interest expense, income tax expense, depreciation and amortization for such period.

                  "Excess Cash Flow" shall mean, for any period, the remainder of (a) EBITDA for such period less (b) the sum, without duplication, of
         (i) the aggregate scheduled principal payments of indebtedness for borrowed money, actually made during such period by the Parent on a consolidated basis, plus (ii) cash payments made by the Parent on a consolidated basis during such period with respect to capital expenditures, plus (iii) all federal, state, local and foreign income taxes paid in cash by the Parent on a consolidated basis during such period, plus (iv) all cash interest expense paid by the Parent on a consolidated basis during such period.

                  "IBJ Whitehall Agreement" means that certain Credit Agreement, dated as of June 29, 1999, by and among the Parent, certain Subsidiaries, and IBJ Whitehall Bank & Trust Company.

                  "Indebtedness" means at any time for any person (a) all lease liabilities of such person arising pursuant to leases which in accordance with generally accepted accounting principal would be capitalized on the balance sheet of such person, (b) all debt, secured or unsecured, created, issued, incurred or assumed by such person for money borrowed or for the deferred purchase price of any fixed or capital asset, (c) debt secured by any mortgage, pledge, lien or security interest existing on property owned by such person whether or not the indebtedness secured thereby has been assumed, (d) all obligations of such person with respect to letters of credit, acceptances or similar instruments, and (e) liabilities (including without limitation guaranties) of third parties similar in character to those described in clauses (a) through (d) of this definition for which such person is contingently liable (as determined in accordance with generally accepted accounting principles).

                  "Market Price" shall mean with respect to any security the closing or last sale price on a given day on the Nasdaq Stock Market, or if the Common Stock does not trade on the Nasdaq Stock Market, on the primary exchange or market

         (including the OTC Bulletin Board) on which the Common Stock so trades. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Parent and the Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Parent and the Holder and the fees and expenses of such independent appraiser shall be borne by the party whose last assertion prior to selection of an independent appraiser of the Market Price was furthest away from the Market Price determined by the appraiser.

                  "Net Worth" shall mean as of any applicable date the consolidated total assets of Parent and its Subsidiaries minus Total Liabilities.

                  "Options" shall mean any rights or options to subscribe for or to purchase Common Stock or Convertible Securities.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, other business entity or government, or any agency or political subdivision thereof.

                  "Purchase Agreement" means the Agreement for Purchase and Sale of Assets, dated July 28, 1999, by and among the Makers and the Holder, as amended, modified or supplemented from time to time.

                  "Quick Assets" shall mean, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than 90 days of Parent.

                  "Security Documents" shall mean, collectively, (a) the Security Agreement by and among the Parent, the Subsidiaries and the Holder, (b) the Pledge Agreement by and between the Parent, certain Subsidiaries and the Holder and (c) the Canadian Collateral Documents, in each case dated the date hereof, and the other documents and instruments to be executed by the Makers or any Subsidiary pursuant to the foregoing.

                  "Stated Maturity Date" has the meaning set forth in the first paragraph of this Note.

                  "Subordinated Debt" means any Indebtedness incurred by Parent that is subordinated to the Indebtedness owing by Parent to Holder on terms acceptable to Holder (and identified as being such by Parent and Holder).

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of

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         the equity or more than 50% of the ordinary voting power or more than
         50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the parent.

                  "Subsidiary" shall mean any subsidiary of the Parent.

                  "Tangible Net Worth" shall mean as of any applicable date, the consolidated total assets of Parent and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill,
         (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

                  "Total Liabilities" shall mean as of any applicable date, all obligations classified as liabilities on the on the consolidated balance sheet of Parent, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

                  "Transaction Documents" shall mean, collectively, the Purchase Agreement, the Registration Rights Agreement, this Convertible Note, the Working Capital Note, the Security Documents and the other documents and agreements to be executed by the Makers or any Subsidiary pursuant to or in connection with the Purchase Agreement.

                  "VISTA Canada" shall mean VISTAinfo Canada, Inc., an Ontario corporation.

                  "wholly-owned subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly-owned subsidiaries of such person or by such person and one or more wholly-owned subsidiaries of such person.

         1.2. Unless otherwise specified, all accounting terms used in this Secured Note shall be interpreted, and all accounting determinations and computations thereunder shall be made, in accordance with those generally accepted accounting principles applied in preparing the financial statements of the Parent as of and for the period ending September 30, 1999.

         2.  DEFAULT INTEREST; PREPAYMENTS; EXTENSION.

         2.1. Any principal or interest or other amounts owing to the Holder hereunder not paid in full when due hereunder (whether by acceleration, maturity or otherwise) shall bear interest at


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the rate of fifteen percent (15%) per annum (the "Default Rate"). Subject to the immediately following sentence and to paragraph 4 below, this Convertible Note may be voluntarily prepaid in whole or in part at any time on or after September 30, 2000 without penalty; PROVIDED that, (i) except as required by paragraph 2.3 below, this Convertible Note shall not be prepaid at any time prior to September 30, 2000 and (ii) all prepayments (except for those required by paragraph 2.3 below) must be preceded by at least 35 days' prior written notice from a Maker to the Holder and must be accompanied by the accrued and unpaid interest on the principal being prepaid through the date of prepayment. In the case of any prepayment election by the Parent, the Holder shall have 30 days from the date of receipt of notice of prepayment to elect whether to exercise its conversion rights under paragraph 4 in respect of all or a portion of this Convertible
Note. Payments made hereunder shall be applied first to the payment of amounts other than interest and principal payable in respect of this Convertible Note, then to the payment of interest hereon and then to the payment of the principal hereof.

         2.2. In the event that either the Regular Rate or the Default Rate, as applied to unpaid amounts hereunder, shall exceed the highest rate then permitted by applicable law to be charged as interest hereunder, the Regular Rate or the Default Rate, as the case may be, shall reduced to a rate equal such highest rate.

         2.3. Subject to the provisions of this paragraph, the Makers shall make a mandatory prepayment of the outstanding principal amount of this Convertible Note upon the occurrence, if any, of the following at the following times and in the following amounts:

                  (a) concurrently with the receipt by any Maker or any Subsidiary of proceeds from any issuance or sale of equity or debt securities (including bank borrowings) which proceeds consist of cash, cash equivalents and/or other marketable securities (other than from exercises of options or warrants) of such Maker or Subsidiary an amount equal to the aggregate cash proceeds received by such Maker or Subsidiary pursuant to such issuance or sale, net of all direct costs relating thereto (including sales and underwriter commissions and placement fees and legal and accounting fees) less the sum of (i) any such proceeds which are used to repay the Working Capital Note plus
         (ii) a cumulative amount during the term of this Convertible Note of up to $5,000,000 provided such amount is used solely for working capital purposes; and

                  (b) within 30 days after the end of each fiscal quarter of the Parent (or within 90 days after the end of the fourth fiscal quarter of each fiscal year of the Parent), commencing March 31, 2000, an amount equal to 50% of Excess Cash Flow for such fiscal quarter, together with such information as Holder may require to determine the respective amount of Excess Cash Flow for such fiscal quarter;

PROVIDED, that if any such prepayment is required, the Makers shall provide Holder twenty days written notice prior to such prepayment and Holder shall have the right to elect that such prepayment (i) be made immediately and prior to expiration of such twenty day period, or (ii) not be made.


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         2.4. The Stated Maturity Date may be extended, at the option of the
Holder and in its sole discretion, by one year, PROVIDED that the Holder shall have provided Maker sixty days written notice prior to the original Stated Maturity Date of such extension.

         2A.  COVENANTS.

         2A.1 IBJ WHITEHALL COVENANTS. The Parent covenants and agrees that, from and after the date hereof until the obligations evidenced by this Convertible Note have been paid in full, it shall duly keep, perform and observe each and every covenant set forth in Sections 5 and 6 of the IBJ Whitehall Agreement (other than Sections 5.1(iv), 5.1(vi), 5.1(viii)(b), 5.1(xix), 5.1(xx), 5.1(xxi), 5.5(a)(ii), 5.7(b), 5.9, 5.11(a), 5.11(c), 5.12, 5.13, 5.14,
5.15, 6.6, 6.14 and 6.16). All of such covenants, together with related definitions and ancillary provisions and schedules are hereby incorporated into this Convertible Note by reference, MUTATIS MUTANDIS, as if such terms were set forth in this Convertible Note, without regard to any expiration of any commitment thereunder and without regard to the final payment in full of obligations of the Parent or any other person or entity thereunder; PROVIDED, that except as set forth in paragraph 2.3 above, any provision contained in any of the foregoing sections of the IBJ Whitehall Agreement to the contrary notwithstanding, no prepayments of this Convertible Note shall be required prior to the Maturity Date.

         The following terms used in the IBJ Whitehall Agreement shall have the meanings specified below for purposes of this Convertible Note, including without limitation this paragraph 2A:

         "Agreement" means this Convertible Note.

         "Borrower" means the Parent.

         "Closing Date" means date hereof.

         "Collateral Documents" means the Security Documents.

         "Event of Default" means an Event of Default hereunder.

         "Guarantors" means the Subsidiaries.

         "Joinder Agreement" and "Supplement" means a supplement or counterpart to the respective Security Documents pursuant to which a third party is added as grantor under such documents, as appropriate.

         "Lender" means the Holder.

         "Loan Documents" means, collectively, this Convertible Note, the Working Capital Note, the Security Documents and the Registration Rights Agreement.

         "Notes" means this Convertible Note and the Working Capital Note.

         "Obligations" means "Obligations" as defined in the Security Documents.


                                       7
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         "Potential Event of Default" means a Default hereunder.

         2A.2 QUICK RATIO. Parent shall maintain, as of the last day of each calendar quarter commencing March 31, 2000, a ratio of Quick Assets to Current Liabilities of at least .25 to 1.0. For purposes of the foregoing, however, Current Liabilities shall not include deferred revenues.

         2A.3 DEBT-NET WORTH RATIO. Parent shall maintain, as of the last day of each calendar quarter commencing March 31, 2000, a ratio of Total Liabilities less Subordinated Debt to Net Worth plus Subordinated Debt of not more than 1.5 to 1.0. For purposes of the foregoing, however, deferred revenues shall not be taken into account in computing Total Liabilities or Net Worth.

         2A.4 TANGIBLE NET WORTH. Parent shall maintain, as of the last day of each calendar quarter commencing March 31, 2000, a Tangible Net Worth of not less than ($3,000,000).

         2A.5 PROFITABILITY. Parent shall maintain positive earnings before interest, taxes, depreciation and amortization for each fiscal quarter commencing March 31, 2000, exclusive of non-recurring charges.

         2A.6 COMPLIANCE CERTIFICATE. Within thirty (30) days after the last day of each quarter, Parent shall deliver to Holder with the quarterly financial statements delivered pursuant to Section 5.1 of the IBJ Whitehall Agreement a certificate in form reasonably satisfactory to the Holder and signed by either the chief executive officer, the president, the chief financial officer or controller of the Parent which certificate shall demonstrate compliance during and at the end of such month with the covenants set forth in paragraphs 2A.2 through 2A.5 above.

         3.  EVENTS OF DEFAULT.

         3.1. If any one or more of the following events (herein called "Events of Default") shall have occurred:

                  (a) all or any part of the principal of, or interest on, this Convertible Note or the Working Capital Note is not paid when and as the same shall become due and payable, whether at the maturity thereof, by acceleration, by notice of prepayment, or otherwise, or any other amount payable hereunder and thereunder is not paid other than due to a right of set-off properly asserted by the Parent under Section 12.3(k) of the Purchase Agreement;

                  (b) default shall occur in the observance or performance in any of the other covenants or agreements of either Maker or any of the Subsidiaries contained herein, in the Working Capital Note (including, without limitation, paragraphs 2A.1 and 2A.2 thereof), in the Security Documents or in the Registration Rights Agreement and shall continue for three (3) business days after written notice thereof from the Holder;

                  (c) a receiver, conservator, custodian, liquidator or trustee of either Maker or any of


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         the Subsidiaries or of all or any of the assets of either Maker or any of the Subsidiaries IS appointed by court order; or an order for relief is entered under the federal bankruptcy laws with respect to either Maker or any of the Subsidiaries; or any of the assets of either Maker or any of the Subsidiaries is sequestered by court order; or a petition is filed against either Maker or any of the Subsidiaries under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;

                  (d) either Maker or any of the Subsidiaries files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

                  (e) either Maker or any of the Subsidiaries makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay, or in fact does not pay, its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of either Maker or any of the Subsidiaries, or of all or any part of the assets of either Maker or any of the Subsidiaries;

                  (f) final judgment for the payment of money in excess of $100,000 shall be rendered by a court of record against either Maker or any of the Subsidiaries, and the Makers or any of the Subsidiaries do not (i) discharge the same or provide for its discharge in accordance with its terms or (ii) procure a stay of execution thereof, within twenty-five (25) days from the date of entry thereof and within said period of twenty-five (25) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal including, but not limited to, by providing adequate bond for such judgment;

                  (g) any representation, warranty or certification made by either Maker or any of the Subsidiaries or any of the Makers' or a Subsidiary's respective officers herein or made by either Maker or any of the Subsidiaries in this Convertible Note, the Working Capital Note, any Security Document or any certificate, report or other instrument or agreement delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which made and shall remain false or incorrect in any material respect for 3 days following notice thereof by the Holder;

                  (h) either Maker or any of the Subsidiaries shall assert that any of the Transaction Documents is invalid or unenforceable, in whole or in part or, except as otherwise provided in paragraph 2A.2, the Holder shall cease to have a perfected first priority security interest in any of the collateral owned of record or beneficially by either Maker or any of the Subsidiaries or in the stock of the Purchaser or any other Subsidiary pledged under the respective Security Documents;

                  (i) (A) the Parent shall cease to own 100% of the issued and outstanding capital stock of the Purchaser or the Purchaser shall cease to own 100% of the issued and outstanding capital stock of VISTA Canada, (B) any person or group of persons acting in concert (other than the Holder and its affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Parent;
         (C) the Parent shall be a party to a merger or consolidation, except a merger or consolidation where the stockholders of the Parent prior to such event control a majority of the voting stock of the surviving entity after such event; or (D) as of any date a majority of the Board of Directors of the Parent consists of individuals who were not any one of the following (1) directors of the Parent as of the corresponding date of the previous year, (2) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (1), or (3) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (1) and individuals described in clause (2); or

                  (j) any default shall occur in any payment of principal or interest for any other Indebtedness of the Maker or any of its Subsidiaries having an aggregate principal amount in excess of $250,000 (whether or not the amount in default is in excess of $250,000) beyond any grace period provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement under which any such Indebtedness is created, the effect of which default is to cause or permit the holder of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity;

         then, when any Event of Default described in clause (a), (b), (f), (g),
(h), (i) or (j) above has occurred and shall be continuing, the principal of this Convertible Note and the interest accrued hereon will, upon written notice from the Holder (provided no further notice shall be required for clauses (b) and (g)), forthwith become and be due and payable, if not already due and payable. When any Event of Default described in clause (c), (d) or (e) above has occurred, then the principal of this Convertible Note and the interest accrued hereon will immediately become due and payable, upon the occurrence thereof, without presentment, demand, or notice of any kind. If payment of this Convertible Note is accelerated, then the outstanding principal balance thereof shall bear interest at the Default Rate from and after the Event of Default. The Makers jointly and severally agree to pay to the Holder all reasonable out-of-pocket costs and expenses incurred by the Holder in any effort to collect this Convertible Note, including the reasonable fees of the Holder's attorneys for services rendered in connection therewith, and pay interest at the Default Rate on such costs and expenses to the extent not paid when demanded. Notwithstanding anything contained herein to the contrary, the Holder, either before or within ten days after its notice of an Event of Default (even if payment has been made hereunder) may waive such Event of Default in whole or in part and choose not to accelerate at such time this Convertible Note and if payment has been made to Holder hereunder, return such payment to Maker.

         3.2. If any Event of Default specified in paragraph 3.1 above has occurred and is continuing, the Holder may proceed to protect and enforce the Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Convertible Note or the Security Documents, or in aid of the exercise of any power granted in this Convertible Note or the Security Documents, or to enforce any other legal or equitable right or remedy of such holder.

         3.3. Without limiting their obligations under the Security Documents, each of the Makers jointly and severally agree to indemnify, defend and hold the Holder, its officers, directors, agents and affiliates (and their officers and directors) (each an "indemnified person") harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively, "claims"), that such indemnified person incurs or suffers, which arise, result from, or relate to any breach of, or failure by either Maker or any of the Subsidiaries to perform, any of its representations, warranties, covenants or agreements in this Convertible Note or the Security Documents or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by either Maker or any of the Subsidiaries hereunder or thereunder.

         3.4. No failure to exercise or delay in the exercise of any right, power or remedy accruing to the Holder, upon any breach or default of either Maker or any of the Subsidiaries under this Convertible Note, the Purchase Agreement or the Transaction Documents will impair any such right, power or remedy of the Holder nor will it be construed to be a waiver of (i) any such breach or default, or an acquiescence therein, or (ii) any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         3.5. All remedies under this Convertible Note, the Purchase Agreement or the other Transaction Documents, by law, at equity or otherwise afforded to the Holder, will be cumulative and not alternative.

         4.  CONVERSION OF CONVERTIBLE NOTE.

         (a) MECHANICS. The conversion rights represented by this Convertible Note (consisting of the right to convert $17,100,000 of the outstanding principal portion of this Convertible Note (or any portion thereof) into shares of Common Stock at the Conversion Price) are exercisable by the Holder in whole or in part, at any time, or from time to time, prior to the payment in full in cash of all of the Makers' obligations in respect of this Convertible Note, by the surrender of this Convertible Note and the Notice of Conversion attached hereto completed and executed on behalf of the Holder, at the office of the Parent (or such other office or agency of the Parent as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Parent). The Notice of Conversion shall specify whether this Convertible Note is being converted in whole or in part and if being converted in part, the portion being converted and the portion not being converted.

         (b) CERTIFICATES. This Convertible Note shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as possible on or after such date and in any event within three (3) business days thereafter, the Parent at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such conversion. In the event that this Convertible Note is converted in part, the Parent at its expense will execute and deliver a new Convertible Note of like tenor evidencing that portion of the Convertible Note which is not being converted to Common Stock.

         5. RESERVATION OF COMMON STOCK. The Parent covenants and agrees that so long as this Convertible Note and the indebtedness evidenced thereby shall be unpaid (in whole or in part), the Parent will at all times have authorized, and in reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the conversion rights under this Convertible Note (assuming full conversion at the Conversion Price from time to time in effect).

         6. PROTECTION AGAINST DILUTION. The Conversion Price hereunder shall be adjusted as hereinafter set forth:

         6.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case after the date hereof the Parent shall:

                  (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (b) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

the Conversion Price shall be adjusted to the Conversion Price determined by multiplying the Conversion Price immediately prior to such event by a fraction
(i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Parent prior to such event and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Parent immediately after such event.

         6.2. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case after the date hereof the Parent shall issue, or be deemed to have issued as provided herein, any Additional Shares of Common Stock for a price per share less than the Conversion Price in effect immediately prior to the time of such issue, then the Conversion Price shall be reduced to an amount equal to such price per share. The provisions of this paragraph 6.2 shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided under paragraph 6.1 above.

         6.3. ISSUANCE OF RIGHTS OR OPTIONS. If the Parent in any manner grants any Option to subscribe for or to purchase any Additional Shares of Common Stock or Convertible Securities and the price per share for which any Additional Shares of Common Stock are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the Conversion Price shall be adjusted as provided in paragraph
6.2 above on the basis that the total maximum number of Additional Shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible

Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Parent for such price per share. For purposes of this paragraph 6.3, the "price per share for which Additional Shares of Common Stock are issuable" will be determined by dividing
(a) the total amount, if any, received or receivable by the Parent as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Parent upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Parent upon the issuance or sale of all such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of Additional Shares of Common Stock issuable upon the exercise of Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Additional Shares of Common Stock are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities except as provided in paragraph 6.5 below.

         6.4. ISSUANCE OF CONVERTIBLE SECURITIES. If the Parent in any manner issues or sells any Convertible Securities and the price per share for which Additional Shares of Common Stock are issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be adjusted as provided in paragraph 6.2 above on the basis that the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Parent for such price per share. For the purposes of this paragraph "the price per share for which Additional Shares of Common Stock are issuable" will be determined by dividing (a) the total amount received or receivable by the Parent as consideration for the issue or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Parent upon the conversion or exchange thereof, by (b) the total maximum number of Additional Shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Additional Shares of Common Stock are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph 6.4, no further adjustment of the Conversion Price will be made by reason of such issue or sale except as provided in paragraph 6.5 below.

         6.5. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS PARAGRAPH. The following provisions shall be applicable to the making of adjustments in the Conversion Price hereinbefore provided in this paragraph 6:

                  (a) CHANGE IN OPTION PRICE OR CONVERSION RATE; LAPSE OR EXPIRATION OF OPTIONS. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price will be readjusted to the Conversion Price which would have been applicable hereunder at such time had such Options or Convertible

         Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; PROVIDED that if such adjustment would result in an increase in the Conversion Price, such adjustment will not be effective until 30 days after written notice thereof has been given by the Parent to the Holder; PROVIDED, that, if such Convertible Securities or Options expire or lapse without being exercised and/or converted into Common Stock, then the Conversion Price will be readjusted to the Conversion Price which would have been in effect had such expired or lapsed Convertible Securities or Options not been issued.

                  (b) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Parent therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Parent will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Parent will be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Parent is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Parent and the Holder. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Parent and the Holder and the fees and expenses of such independent appraiser shall be borne by the party whose last assertion of the Market Price prior to the selection of an independent appraiser was furthest away from the Market Price determined by the appraiser.

                  (c) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Parent, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued without consideration.

                  (d) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Parent or any of the Subsidiaries, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

         6.6. CERTAIN EVENTS. If after the date hereof the Parent issues any capital appreciation rights or other similar rights (including, but not limited to, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Parent's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; PROVIDED that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this paragraph 6.

         6.7. NOTICE OF ADJUSTMENTS. Whenever the Conversion Price shall be required to be adjusted pursuant to this paragraph 6, the Parent shall promptly prepare a certificate signed by the President or a Vice President of the Parent setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Parent made any determination hereunder), and shall promptly cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder.

         7. MERGERS, CONSOLIDATIONS, SALES. In the case of any consolidation or merger of the Parent with another entity, or the sale of all or a substantial part of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Parent (except a subdivision or combination of the Common Stock, provision for which is made in paragraph 6.1), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder on conversion of this Convertible Note, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, but not limited to, provisions for adjustment of the Conversion Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of this Convertible Note. The Parent shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Parent) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         8. DISSOLUTION OR LIQUIDATION. In the event of any proposed distribution of the assets of the Parent in dissolution or liquidation (except under circumstances when the foregoing paragraph 7 shall be applicable) the Parent shall mail notice thereof to the Holder and shall make no distribution to stockholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the Holder may exercise the conversion rights with respect to this Convertible Note within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30 day period shall thereafter become null and void.

         9. NOTICE OF EXTRAORDINARY DIVIDENDS. If the Board of Directors of the Parent shall declare any dividend or other distribution on its Common Stock, except out of earned surplus or by way of a stock dividend payable on its Common Stock, the Parent shall mail notice thereof to the Holder not less than 30 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution and the Holder shall participate in such dividend or other distribution to the extent that the Convertible Notes are converted prior to such record date.

         10. FRACTIONAL SHARES. Fractional shares shall not be issued upon the conversion of this Convertible Note but in any case where the Holder would, except for the provisions of this paragraph, be entitled under the terms hereof to receive a fractional share upon the complete conversion of this Convertible Note, the Parent shall, upon the conversion of this Convertible Note for the largest number of whole shares then called for, pay a sum in cash equal to the proportional part of the Conversion Price represented by such fractional share.

         11. FULLY PAID STOCK; TAXES. The Parent covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. Any sales, transfer or similar taxes payable in connection with this Convertible Note, any Common Stock or certificates representing such securities or the Security Documents shall be payable (a) by the party which customarily pays such taxes in the applicable jurisdiction and
(b) in the absence of any customary practice, one-half by Seller and one-half by Purchaser. All withholding taxes in respect of this Convertible Note or the Security Documents shall be paid by Makers (i.e., the amount payable shall be grossed up so that the net amount received after withholding shall equal the net amount which would have been payable if no withholding obligation existed).

         12. CLOSING OF TRANSFER BOOKS. The stock transfer books of the Parent for its Common Stock shall not be closed in any manner which interferes with the exercise of this Convertible Note, subject to the reasonable right of the Parent promptly to assure itself that the party exercising the Convertible Note is entitled to such Common Stock under the assignability provisions in paragraph 16.

         13. PARTIAL EXERCISE AND PARTIAL ASSIGNMENT. If this Convertible Note is exercised in part only, the Holder shall be entitled to receive a new Convertible Note covering the portion of principal and interest hereunder of which this Convertible Note shall not have been converted as provided in paragraph 4 hereof. If this Convertible Note is partially assigned, this Convertible Note shall be surrendered at the principal office of the Parent, and thereupon a new Convertible Note shall be issued by the Makers to the Holder covering the principal amount not assigned. The assignee of such partial assignment of this Convertible Note shall also be entitled to receive a new Convertible Note covering the principal and interest so assigned.

         14. LOST, STOLEN, DESTROYED OR MUTILATED CONVERTIBLE NOTES. In case any Convertible Note shall be mutilated, lost, stolen or destroyed, the Makers shall issue a new Convertible Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Convertible Note, or in lieu of any Convertible Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Makers of the loss, theft or destruction of such Convertible Note, and upon receipt of indemnity reasonably satisfactory to the Makers (PROVIDED that in the case of an institutional investor, its own agreement shall be deemed satisfactory to the Makers).

         15. CONVERTIBLE NOTE HOLDER NOT SHAREHOLDER. This Convertible Note does not confer upon the Holder any right to vote or to consent as a stockholder of the Parent, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

         16. GENERAL.

         This Convertible Note is one of the Secured Convertible Notes referred to in the Purchase Agreement and is subject to all of the terms and conditions expressly made applicable to it or to Transaction Documents generally in the Purchase Agreement which, among other things, contains waivers of certain rights and indemnification obligations of the Makers in respect of this Convertible Note.

         All payments on account of principal, interest or other amounts shall be made in such coin and currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check drawn on a United States domiciled bank mailed and addressed to the Holder at the address shown in the register maintained by the Makers for such purpose, or, at the option of the Holder, in such manner and at such other place in the United States of America as the Holder shall have designated to the Makers in writing.

         Each of the Makers hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the Holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance.

         This Convertible Note is secured by liens on the assets of the Makers and the Subsidiaries pursuant to the Security Documents.

         The Holder may assign all or any portion of this Convertible Note without the consent of the Makers to not more than three persons who deliver to the Parent documentation reasonably satisfactory to it evidencing that they meet the following Investor Suitability Standards: at the time of the assignment of all or any portion of the Convertible Note and at the time of conversion such person (a) (i) has acquired the securities for investment and not with a view to distribution and (ii) acknowledge that such securities will not be registered under the Securities Act or applicable state securities laws and may have to be held indefinitely unless they are subsequently registered or qualified under such laws; (b) either (i) has a pre-existing personal or business relationship with the Parent or its executive officers, or (ii) by reason of such person's business or financial experience has the capacity to protect such person's own interests in connection with the transaction; and (c) is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Makers shall not assign any of their respective rights or obligations in respect of this Convertible Note without the prior written consent of the Holder. This Convertible Note shall be the binding obligation of each of the Makers and their respective successors and assigns.

         This Convertible Note is a contract made under and governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed in that state.

                                            VISTA Information Solutions, Inc.


                                            By:
                                                --------------------------------
                                            Its:
                                                --------------------------------


                                            VISTA DMS, Inc.


                                            By:
                                                --------------------------------
                                            Its:
                                                --------------------------------

                                     FORM OF

                              NOTICE OF CONVERSION


TO:      VISTA Information Solutions, Inc.

         (1) The undersigned hereby elects to convert $______________ of the outstanding balance under the Secured Convertible Note (the "Note") attached hereto into __________ shares of Common Stock of VISTA Information Solutions, Inc., pursuant to paragraph 4 of the attached Secured Convertible Note, and tenders herewith the Note for [partial] cancellation [and reissuance in the amount of $____________ under paragraph 13 of the Note].

         (2) In exercising its conversion rights, the undersigned hereby confirms and acknowledges that such person (a) (i) has acquired the securities for investment and not with a view to distribution and (ii) acknowledges that such securities will not be registered under the Securities Act or applicable state securities laws and may have to be held indefinitely unless they are subsequently registered or qualified under such laws; (b) either (i) has a pre-existing personal or business relationship with the Parent or its executive officers, or (ii) by reason of such person's business or financial experience has the capacity to protect such person's own interests in connection with the transaction; and (c) is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act.

         (3) Please issue a certificate representing said shares of Common Stock in the name of the undersigned:



                                                --------------------------------
                                                (Name)

-------------                                   --------------------------------
(Date)                                          (Signature)

                                                                      SCHEDULE I

                          EMPLOYEE STOCK BENEFIT PLANS


1999 Stock Option Plan

1995 Stock Incentive Plan

401(k) Plan